Exhibit 99.1


                           Super Micro Computer, Inc.
              Announces Fiscal 2007 3rd Quarter Financial Results


    SAN JOSE, Calif.--(BUSINESS WIRE)--May 9, 2007--Super Micro Computer, Inc. (NASDAQ:SMCI), a leader in application optimized, high performance server solutions, today announced financial results for the third quarter of fiscal year 2007. This marked the Company's first reporting of quarterly financial results since its initial public offering on March 29, 2007.



Q3 Fiscal 2007 Highlights

   Quarterly revenue of $105.7 million, up 39% compared to Q3 FY06

   Net income of $4.1 million, or $0.13 per diluted share, up $0.02 compared to Q3 FY06

   Server Solutions accounted for 37% of revenues, up from 35% in Q3
   FY06

   Introductions of new products including Universal Input/Output servers.


    "This quarter, we continued our tradition of innovation with the addition of new products such as our Universal Input/Output ("UIO") servers and their associated I/O carding including LSI 1068 SAS card, Intel Sun Rise Lake SAS RAID 5 card and 4-port Gigabit Ethernet LAN card. These products exemplify our commitment to empowering our partners with the very best in server technology and providing them with customizable configurations and optimizations for a wide range of application requirements with exceptional scalability," said Charles Liang, President and Chief Executive Officer of Super Micro Computer. "Our continuing strong financial performance demonstrates how customers value our innovative solutions which provide a much more competitive price/performance ratio and reduce customers TCO."

    Q3 Fiscal 2007 Financial Results

    Net revenue for the third quarter ended March 31, 2007 was $105.7 million, up 39% from $75.9 million in the third quarter of fiscal year 2006. Net revenue from server solutions comprised 37% of net revenues, up from 35% in the third quarter of fiscal year 2006. No customer accounted for more than 10% of net revenues during the quarter.

    Net income for the third quarter of fiscal year 2007 on a generally accepted accounting principles (GAAP) basis was $4.1 million or $0.13 per diluted share compared to net income of $3.6 million, or $0.11 per diluted share in the same period a year ago. Included in GAAP net income for the quarter was $0.7 million of stock-based compensation expense. Excluding stock-based compensation expense and related tax effect, non-GAAP net income for the third quarter was $4.5 million, or $0.14 per diluted share, compared to non-GAAP net income of $3.8 million, or $0.12 per diluted share, in the same period a year ago.

    GAAP gross margin for the third quarter was 17.1%, compared to 19.5% in the same period a year ago. Non-GAAP gross margin for the third quarter was 17.2% compared to 19.5% in the same period a year ago. Third quarter of fiscal year 2007 gross margin was lower than the same period a year ago due to lower margins on more mature products offset in part by a higher mix of server revenue which had higher margins than components. During the third quarter of fiscal year 2006, the Company introduced and began delivering new products based on dual core technology from Intel, which benefited gross margins.

    Net revenue for the nine months ended March 31, 2007 was $309.4 million, up 46% from $212.5 million for the first nine months of fiscal year 2006. GAAP net income for the first nine months of fiscal year 2007 was $13.8 million or $0.43 per diluted share, compared to $10.6 million or $0.34 per diluted share in the same period a year ago. Excluding stock based-compensation expense and related tax effect, non-GAAP net income for the first nine months was $15.3 million or $0.47 per diluted share, compared to $11.2 million or $0.36 per diluted share in the same period a year ago.

    The Company ended the quarter with $20.8 million in cash and cash equivalents. On April 3, 2007, the Company received net proceeds of approximately $43.6 million through the issuance of 6.4 million shares from its initial public offering.

    In the first quarter of fiscal 2007, Super Micro Computer adopted Statement of Financial Accounting Standards No. 123R, Share-Based Payments (FAS 123R), which requires that stock-based compensation be recorded in its financial statements. The Company's non-GAAP financial measures exclude the stock-based compensation expense and the related tax effect of the applicable items. The reconciliation between GAAP and non-GAAP net income, gross margin and net income per share is provided in the financial tables accompanying this press release.

    Business Outlook

    Super Micro Computer expects net revenue to be in the range of $106 million to $111 million for the fiscal fourth quarter ending June 30, 2007.

    Mr. Liang concluded, "We expect to see further growth through the continued expansion of our already-broad product line, the additional working capital and enhanced credibility provided by the IPO, and continued diversity of our customers and markets we serve."

    Conference Call Information

    Super Micro Computer will discuss these financial results and its outlook for the fourth quarter of fiscal 2007 in a conference call at 2:00 p.m. PT, today. Those wishing to participate in the conference call should call 877-704-5378 (international callers dial 913-312-1292) a few minutes prior to registering. A replay of the call will be available through Wednesday, May 16, (Midnight Eastern Time), by dialing 888-203-1112 (international callers dial 719-457-0820) and entering replay PIN 9094435. The live web cast and replay of the call will be available on the Investor Relations section at www.supermicro.com, with the replay beginning approximately two hours after the conclusion of the call and will remain available until the Company's next earnings call.

    Cautionary Statement Regarding Forward Looking Statements

    Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to our expected financial and operating results, our ability to build and grow Super Micro Computer, the benefits of our products and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: our dependence on continued growth in the market for X86 server, increased competition, difficulties of predicting timing, introduction and customer acceptance of new products, poor product sales, difficulties in establishing and maintaining successful relationships with our distribution partners, shortages or price fluctuations in our supply chain, our ability to protect our intellectual property rights, difficulty managing rapid growth and general political, economic and market conditions and events. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings.

    Use of Non-GAAP Financial Measures

    Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense. Non-GAAP net income (loss) and net income (loss) per share discussed in this press release exclude stock-based compensation expense and related tax effect of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, detailed reconciliations between the Company's GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company's SEC filings.

    About Super Micro Computer, Inc.

    Established in 1993, Supermicro emphasizes superior product design and uncompromising quality control to produce industry-leading serverboards, chassis and server systems. These mission-critical Server Building Block solutions provide benefits across many environments, including data center deployment, high-performance computing, high-end workstations, storage networks and standalone server installations. For more information on Supermicro's complete line of advanced motherboards, SuperServers, and optimized chassis, visit www.Supermicro.com, email Marketing@Supermicro.com or call the San Jose, CA headquarters at +1 408-503-8000.



                      SUPER MICRO COMPUTER, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)
                             (Unaudited)

                                                  March 31,  June 30,
                                                    2007       2006
                                                  ---------  ---------
ASSETS
Current assets:
 Cash and cash equivalents                        $ 20,828   $ 16,509
 Short-term investments                                  -         53
 Accounts receivable, net                           32,777     22,252
 Inventories, net                                   72,996     57,612
 Deferred income taxes                               3,440      3,440
 Prepaid expenses and other current assets           5,339      1,311
                                                  ---------  ---------
  Total current assets                             135,380    101,177
Property, plant, and equipment, net                 31,165     29,605
Other assets                                           262        219
                                                  ---------  ---------
  Total assets                                    $166,807   $131,001
                                                  =========  =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                 $ 66,177   $ 52,019
 Accrued liabilities                                14,348      8,891
 Income tax payable                                  1,556      1,085
 Accrued litigation loss                                 -        575
 Advances from receivable financing arrangements       944        800
 Current portion of capital lease obligations          170        165
 Current portion of long-term debt                     645        616
                                                  ---------  ---------
  Total current liabilities                         83,840     64,151

Deferred income taxes-noncurrent                       300        398
Long-term capital lease obligations-net of
 current portion                                        31         64
Long-term debt-net of current portion               18,134     18,621
                                                  ---------  ---------
  Total liabilities                                102,305     83,234
                                                  ---------  ---------
Stockholders' equity:
 Common stock                                       12,616     10,536
 Deferred stock compensation                        (1,746)    (2,563)
 Retained earnings                                  53,632     39,794
                                                  ---------  ---------
  Total stockholders' equity                        64,502     47,767
                                                  ---------  ---------
  Total liabilities and stockholders' equity      $166,807   $131,001
                                                  =========  =========




                      SUPER MICRO COMPUTER, INC
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
          (In thousands, except share and per share amounts)
                             (Unaudited)

                      Three Months Ended         Nine Months Ended
                   ------------------------- -------------------------
                    March 31,    March 31,    March 31,    March 31,
                      2007         2006         2007         2006
                   ------------ ------------ ------------ ------------
Net sales          $   105,659  $    75,886  $   309,448  $   212,528
Cost of sales           87,592       61,100      254,381      171,557
                   ------------ ------------ ------------ ------------
Gross profit            18,067       14,786       55,067       40,971
                   ------------ ------------ ------------ ------------
Operating
 expenses:
   Research and
    development          5,143        4,412       15,637       11,313
   Sales and
    marketing            3,485        2,324        8,968        7,070
   General and
    administrative       3,278        1,714        8,789        4,703
   Provision for
    (reversal of)
    litigation
    loss                     -          575         (120)         575
                   ------------ ------------ ------------ ------------
Total operating
 expenses               11,906        9,025       33,274       23,661
                   ------------ ------------ ------------ ------------
Income from
 operations              6,161        5,761       21,793       17,310
Interest income             69           64          190          179
Interest expense          (369)        (334)      (1,040)        (915)
Other income,net             -            1            -            2
                   ------------ ------------ ------------ ------------
Income before
 income taxes
 provision               5,861        5,492       20,943       16,576
Income tax
 provision               1,790        1,906        7,105        5,979
                   ------------ ------------ ------------ ------------
Net income         $     4,071  $     3,586  $    13,838  $    10,597
                   ============ ============ ============ ============
Net income per
 share:
   Basic           $      0.18  $      0.16  $      0.62  $      0.48
                   ============ ============ ============ ============
   Diluted         $      0.13  $      0.11  $      0.43  $      0.34
                   ============ ============ ============ ============
Shares used in per
 share
 calculation:
   Basic            22,277,339   21,971,132   22,226,460   21,964,218
                   ============ ============ ============ ============
   Diluted          32,434,182   32,048,534   32,373,284   30,804,738
                   ============ ============ ============ ============




                      SUPER MICRO COMPUTER, INC
             CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
                            (In thousands)
                             (Unaudited)

                                               Nine Months Nine Months
                                                  Ended       Ended
                                                March 31,   March 31,
                                                   2007        2006
                                               -----------------------

OPERATING ACTIVITIES:
Net income                                     $   13,838  $   10,597
Reconciliation of net income to net cash
 provided by operating activities:
     Depreciation and amortization                  1,179         890
     Stock-based compensation expense               1,673         849
     Allowance for doubtful accounts                  172          15
     Allowance for sales returns                    2,950       1,736
     Loss on disposal of property and
      equipment                                         2           1
     Deferred income taxes                            (98)          -
     Gain on short-term investments                     -          (8)
     Changes in operating assets and
      liabilities:
          Accounts receivable, net                (13,647)     (8,958)
          Inventories, net                        (15,384)    (20,654)
          Prepaid expenses and other current
           assets                                    (715)       (278)
          Accounts payable                         14,177      26,601
          Accrued litigation loss                    (575)        575
          Accrued liabilities                       5,457       1,283
          Income tax payable                          538      (2,629)
                                               ----------- -----------
Net cash provided by operating activities           9,567      10,020
                                               ----------- -----------
INVESTING ACTIVITIES:
Purchases of short-term investments                     -         (51)
Other assets                                          (43)        (69)
Purchases of property and equipment                (2,642)    (10,471)
Proceeds from maturity of short-term
 investments                                           53       1,826
                                               ----------- -----------
Net cash used in investing activities              (2,632)     (8,765)
                                               ----------- -----------
FINANCING ACTIVITIES:
Proceeds from long-term debt                            -       8,939
Proceeds from exercise of stock options             1,157         345
Repayment of long-term debt                          (458)     (2,522)
Payment of obligations under capital leases          (137)        (68)
Advances under receivable financing
 arrangements                                         144         539
Payment of offering costs                          (3,322)          -
                                               ----------- -----------
Net cash provided by (used in) financing
 activities                                        (2,616)      7,233
                                               ----------- -----------
Net increase in cash and cash equivalents           4,319       8,488
Cash and cash equivalents at beginning of year     16,509      11,170
                                               ----------- -----------
Cash and cash equivalents at end of year       $   20,828  $   19,658
                                               =========== ===========

Supplemental disclosure of cash flow
 information:
   Cash paid for interest                      $      852  $      916
   Cash paid for taxes                              6,665       8,612

Non-cash investing and financing activities:
  Equipment purchased under capital leases            109         155
  Deferred stock-based compensation related to
   stock option grants                                  -       2,345
  Reversals of deferred stock-based
   compensation for cancellation of stock
   options                                            133          28
  Accrued costs for property and equipment
   purchases                                          112         101
  Accrued offering costs                              706           -




                      SUPER MICRO COMPUTER, INC.
        RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
          (in thousands, except share and per share amounts)
                             (Unaudited)


                                 Three Months Ended March 31, 2007
                              ---------------------------------------
                                GAAP (a)   Reconciling   Non-GAAP (b)
                                              Items
                              ------------ -----------   ------------
Net sales                     $   105,659  $        -    $   105,659
Cost of sales                      87,592         (84)(c)     87,508
                              ------------ -----------   ------------
Gross profit                       18,067          84         18,151
                              ------------ -----------   ------------
Operating expenses:
   Research and development         5,143        (304)(c)      4,839
   Sales and marketing              3,485         (81)(c)      3,404
   General and administrative       3,278        (215)(c)      3,063
   Provision for litigation
    loss                                -           -              -
                              ------------ -----------   ------------
Total operating expenses           11,906        (600)        11,306
                              ------------ -----------   ------------
Income from operations              6,161         684          6,845
Interest income                        69           -             69
Interest expense                     (369)          -           (369)
Other income, net                       -           -              -
                              ------------ -----------   ------------
Income before income taxes
 provision                          5,861         684          6,545
Income tax provision                1,790         219 (d)      2,009
                              ------------ -----------   ------------
Net income                    $     4,071  $      465    $     4,536
                              ============ ===========   ============

Net income per share:
   Basic                      $      0.18                $      0.20
                              ============               ============
   Diluted                    $      0.13                $      0.14
                              ============               ============
Shares used in per share
 calculation:
   Basic                       22,277,339                 22,277,339
                              ============               ============
   Diluted                     32,434,182                 32,434,182
                              ============               ============



                                  Three Months Ended March 31, 2006
                               ---------------------------------------
                                 GAAP (a)   Reconciling   Non-GAAP (b)
                                               Items
                               ------------ -----------   ------------
Net sales                      $    75,886  $        -    $    75,886
Cost of sales                       61,100         (25)(c)     61,075
                               ------------ -----------   ------------
Gross profit                        14,786          25         14,811
                               ------------ -----------   ------------
Operating expenses:
   Research and development          4,412        (133)(c)      4,279
   Sales and marketing               2,324         (75)(c)      2,249
   General and administrative        1,714        (102)(c)      1,612
   Provision for litigation
    loss                               575                        575
                               ------------ -----------   ------------
Total operating expenses             9,025        (310)         8,715
                               ------------ -----------   ------------
Income from operations               5,761         335          6,096
Interest income                         64           -             64
Interest expense                      (334)          -           (334)
Other income, net                        1           -              1
                               ------------ -----------   ------------
Income before income taxes
 provision                           5,492         335          5,827
Income tax provision                 1,906          88 (d)      1,994
                               ------------ -----------   ------------
Net income                     $     3,586  $      247    $     3,833
                               ============ ===========   ============

Net income per share:
   Basic                       $      0.16                $      0.17
                               ============               ============
   Diluted                     $      0.11                $      0.12
                               ============               ============
Shares used in per share
 calculation:
   Basic                        21,971,132                 21,971,132
                               ------------               ============
   Diluted                      32,048,534                 32,048,534
                               ============               ============


(a) Operating results based on accounting principles generally accepted in the United States (GAAP).
(b) Non-GAAP amounts exclude amortization of stock-based compensation and related tax effect.
(c) Amortization of SFAS No. 123R, APB 25 and SFAS No. 123 stock-based compensation in Q3'07 and APB 25 and SFAS No. 123 stock-based compensation in Q3'06.
(d) The provision of income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 34.2% and 30.7% for the three months ended March 31, 2006 and 2007, respectively.




                      SUPER MICRO COMPUTER, INC.
        RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
          (in thousands, except share and per share amounts)
                             (Unaudited)


                                   Nine Months Ended March 31, 2007
                                 -------------------------------------
                                  GAAP (a)   Reconciling    Non-GAAP
                                                Items          (b)
                                 ----------- -----------   -----------
Net sales                          $309,448         $ -      $309,448
Cost of sales                       254,381        (168)(c)   254,213
                                 ----------- -----------   -----------
Gross profit                         55,067         168        55,235
                                 ----------- -----------   -----------
Operating expenses:
   Research and development          15,637        (785)(c)    14,852
   Sales and marketing                8,968        (270)(c)     8,698
   General and administrative         8,789        (450)(c)     8,339
   Provision for (reversal of)
    litigation loss                    (120)          -          (120)
                                 ----------- -----------   -----------
Total operating expenses             33,274      (1,505)       31,769
                                 ----------- -----------   -----------
Income from operations               21,793       1,673        23,466
Interest income                         190           -           190
Interest expense                     (1,040)          -        (1,040)
Other income, net                         -           -             -
                                 ----------- -----------   -----------
Income before income taxes
 provision                           20,943       1,673        22,616
Income tax provision                  7,105         175 (d)     7,280
                                 ----------- -----------   -----------
Net income                          $13,838      $1,498       $15,336
                                 =========== ===========   ===========

Net income per share:
   Basic                              $0.62                     $0.69
                                 ===========               ===========
   Diluted                            $0.43                     $0.47
                                 ===========               ===========
Shares used in per share
 calculation:
   Basic                         22,226,460                22,226,460
                                 ===========               ===========
   Diluted                       32,373,284                32,373,284
                                 ===========               ===========




                                   Nine Months Ended March 31, 2006
                                 -------------------------------------
                                  GAAP (a)   Reconciling    Non-GAAP
                                                Items          (b)
                                 ----------- -----------   -----------
Net sales                          $212,528         $ -      $212,528
Cost of sales                       171,557         (77)(c)   171,480
                                 ----------- -----------   -----------
Gross profit                         40,971          77        41,048
                                 ----------- -----------   -----------
Operating expenses:
   Research and development          11,313        (336)(c)    10,977
   Sales and marketing                7,070        (193)(c)     6,877
   General and administrative         4,703        (243)(c)     4,460
   Provision for (reversal of)
    litigation loss                     575                       575
                                 ----------- -----------   -----------
Total operating expenses             23,661        (772)       22,889
                                 ----------- -----------   -----------
Income from operations               17,310         849        18,159
Interest income                         179           -           179
Interest expense                       (915)          -          (915)
Other income, net                         2           -             2
                                 ----------- -----------   -----------
Income before income taxes
 provision                           16,576         849        17,425
Income tax provision                  5,979         237 (d)     6,216
                                 ----------- -----------   -----------
Net income                          $10,597        $612       $11,209
                                 =========== ===========   ===========

Net income per share:
   Basic                              $0.48                     $0.51
                                 ===========               ===========
   Diluted                            $0.34                     $0.36
                                 ===========               ===========
Shares used in per share
 calculation:
   Basic                         21,964,218                21,964,218
                                 -----------               ===========
   Diluted                       30,804,738                30,804,738
                                 ===========               ===========



(a) Operating results based on accounting principles generally accepted in the United States (GAAP).
(b) Non-GAAP amounts exclude amortization of stock-based compensation and related tax effect.
(c) Amortization of SFAS No. 123R, APB 25 and SFAS No. 123 stock-based compensation for the nine months ended March 31, 2007 and APB 25 and SFAS No. 123 stock-based compensation for the nine months ended March 31, 2006.
(d) The provision of income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 35.7% and 32.2% for the nine months ended March 31, 2006 and 2007, respectively.


    CONTACT: Super Micro Computer, Inc.
             Howard Hideshima, 408-503-8000
             Chief Financial Officer
             ir@supermicro.com
             or
             Kalt Rosen Group/Ruder Finn
             Howard Kalt, 415-317-0092
             Investor Relations
             ir@supermicro.com